Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                          For the Month of June 1999
                      Distribution Date of July 15, 1999
                           Servicer Certificate #27

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $165,624,131.84
Beginning Pool Factor                                           0.3395727

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $9,374,337.65
     Interest Collected                                     $1,411,843.42

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $405,430.69
Total Additional Deposits                                     $405,430.69

Repos / Chargeoffs                                             $23,478.92
Aggregate Number of Notes Charged Off                                 108

Total Available Funds                                      $10,733,815.51

Ending Pool Balance                                       $156,684,111.52
Ending Pool Factor                                              0.3212434

Servicing Fee                                                 $138,020.11

Repayment of Servicer Advances                                $457,796.25

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,260,046.79
     Target Percentage                                               5.25%
     Target Balance                                         $8,225,915.85
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                     ($760,115.36)
     Ending Balance                                        $10,499,931.43

Current Weighted Average APR:                                       9.898%
Current Weighted Average Remaining Term (months):                   27.15

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,644,290.60      1,096
                                31 - 60 days            $560,224.91        371
                                60+  days               $222,389.77         94

     Total:                                           $2,426,905.28      1,126

     Balances:                  60+  days             $2,554,716.69         94

Memo Item - Reserve Account
     Prior Month                                     $10,499,931.43
+    Invest. Income                                      $38,892.69
+    Excess Serv.                                       $721,222.67
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,260,046.79

Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of June 1999

                                                                                     NOTES
                                                       (Money Market)
                                       TOTAL            CLASS A - 1       CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                 $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                 0.00%              0.00%            100.00%             0.00%
     Coupon                                                  5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance           $165,624,131.84
Ending Pool Balance              $156,684,111.52

Collected Principal                $8,916,541.40
Collected Interest                 $1,411,843.42
Charge - Offs                         $23,478.92
Liquidation Proceeds / Recoveries    $405,430.69
Servicing                            $138,020.11
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                $10,595,795.40

Beginning Balance                $165,624,131.84              $0.00              $0.00    $148,124,131.84    $17,500,000.00

Interest Due                         $934,552.41              $0.00              $0.00        $833,198.24       $101,354.17
Interest Paid                        $934,552.41              $0.00              $0.00        $833,198.24       $101,354.17
Principal Due                      $8,940,020.32              $0.00              $0.00      $8,940,020.32             $0.00
Principal Paid                     $8,940,020.32              $0.00              $0.00      $8,940,020.32             $0.00

Ending Balance                   $156,684,111.52              $0.00              $0.00    $139,184,111.52    $17,500,000.00
Note / Certificate Pool Factor                               0.0000             0.0000             0.7908            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                $9,874,572.73              $0.00              $0.00      $9,773,218.56       $101,354.17

Interest Shortfall                         $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                        $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                       $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                     $721,222.67
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $11,260,046.79
(Release) / Draw                    ($760,115.36)
Ending Reserve Acct Balance       $10,499,931.43

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of June 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                    5                  4                  3                2                1
                                 Feb-99             Mar-99             Apr-99           May-99           Jun-99
Beginning Pool Balance       $207,620,567.00   $196,425,316.16   $186,448,564.58   $177,026,304.16   $165,624,131.84

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $472,933.32       $152,704.64       $305,937.53       $232,656.94        $23,478.92
    Recoveries                   $611,363.77       $669,709.87       $477,790.53       $331,286.59       $405,430.69

Total Charged Off (Months 5, 4, 3)                 $931,575.49
Total Recoveries (Months 3, 2, 1)                $1,214,507.81
Net Loss / (Recoveries) for 3 Mos                 ($282,932.32)(a)

Total Balance (Months 5, 4, 3)                 $590,494,447.74 (b)

Loss Ratio Annualized  [(a/b) * (12)]                 -0.5750%

Trigger:  Is Ratio > 1.5%                                   No
                                                                       Apr-99           May-99           Jun-99

B)   Delinquency Trigger:                                          $1,519,644.99     $1,479,593.92     $2,554,716.69
     Balance delinquency 60+ days                                       0.81505%          0.83580%          1.54248%
     As % of Beginning Pool Balance                                     0.90889%          0.84364%          1.06444%
     Three Month Average

Trigger:  Is Average > 2.0%                                 No

C)   Noteholders Percent Trigger:                      2.1528%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                 No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer